Exhibit 23.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO: Para Mas Internet, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Para Mas Internet, Inc. for the year ended June 30, 2000 of our report dated July 10, 2000 and contained in the Registration Statement No. 333-70364 of Para Mas Internet, Inc. Form S-B2 under the Securities Act of 1933 insofar as such report relates to the financial statements of Para Mas Internet, Inc. for the year ended June 30, 2000.

                     /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                         Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
October 11, 2003